                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                          Cadence Design Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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

                          CADENCE DESIGN SYSTEMS, INC.
                               2655 SEELY AVENUE
                           SAN JOSE, CALIFORNIA 95134
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 15, 2002
                             ---------------------
TO THE STOCKHOLDERS OF
CADENCE DESIGN SYSTEMS, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CADENCE DESIGN SYSTEMS, INC., a Delaware corporation, will be held on May 15, 2002, at 1:00 p.m. local time, at Cadence's offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134 for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are elected.

     2. To approve the Cadence Design Systems, Inc. 2001 Employee Stock Purchase Plan.

     3. To ratify the selection of KPMG LLP as independent auditors of Cadence for its fiscal year ending December 28, 2002.

     4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice.

     The Board of Directors has fixed the close of business on March 20, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          R.L. SMITH MCKEITHEN
                                          Secretary

San Jose, California
April 5, 2002

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                          CADENCE DESIGN SYSTEMS, INC.
                               2655 SEELY AVENUE
                           SAN JOSE, CALIFORNIA 95134
                             ---------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 15, 2002
                             ---------------------
                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Cadence Design Systems, Inc., a Delaware corporation, for use at its Annual Meeting of Stockholders to be held on May 15, 2002, at 1:00 p.m. local time, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting. The annual meeting will be held at Cadence's offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134. Cadence intends to mail this proxy statement and accompanying proxy card on or about April 5, 2002 to all stockholders entitled to vote at the annual meeting.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Cadence's common stock, $0.01 par value per share, at the close of business on March 20, 2002, referred to as the record date, will be entitled to notice of and to vote at the annual meeting. At the close of business on March 20, 2002, Cadence had outstanding and entitled to vote approximately 248,646,846 shares of common stock. Each holder of record of common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the annual meeting. The presence in person or by proxy of a majority of the shares of common stock outstanding on the record date is required for a quorum at the annual meeting.

     All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved by a majority of the shares represented in person or by proxy and entitled to vote.

SOLICITATION

     Cadence will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of the common stock beneficially owned by others to forward to such beneficial owners. Cadence will reimburse persons representing beneficial owners of its common stock for their costs of forwarding solicitation materials to such beneficial owners. The solicitation of proxies through this proxy statement may be supplemented by telephone, telegram or personal solicitation by directors, officers or other employees of Cadence and by Georgeson & Company, Inc. Cadence has retained Georgeson & Company to solicit proxies for a fee of approximately $8,500, plus a reasonable amount to cover expenses. No additional compensation will be paid to directors, officers or other employees for such services.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing a written notice of revocation or a duly executed proxy bearing a later date with the Secretary of Cadence at Cadence's principal executive offices, located at 2655 Seely Avenue, San Jose, California 95134, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Nominating Committee of the Board of Directors has recommended and the Board has nominated the eight nominees named below for election to the eight positions on the Board of Directors currently authorized by Cadence's Bylaws. Each director elected at the annual meeting will hold office until the next annual meeting of stockholders and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of Cadence, all of the directors having been elected by the stockholders.

     Shares represented by executed proxies will be voted FOR the election of the eight nominees named below, if authority to do so is not withheld. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Votes cannot be cast for greater than the number of nominees listed below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of a substitute nominee named by Cadence. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF
                              EACH NAMED NOMINEE.

NOMINEES

     The names of the nominees, and certain information about them (including their term of service), are set forth below:

NAME OF NOMINEE                          AGE                  PRINCIPAL OCCUPATION
---------------                          ---                  --------------------
H. Raymond Bingham.....................  56    President and Chief Executive Officer of Cadence
Susan L. Bostrom.......................  41    Senior Vice President, Internet Business Solutions
                                               Group, Cisco Systems, Inc.
Dr. Leonard Y.W. Liu...................  60    President of ASE, Inc. and Chief Executive Officer
                                               of ASE Test Limited and Universal Scientific
                                               Industrial Co., Ltd.
Donald L. Lucas........................  72    Chairman of the Board of Cadence and private
                                               venture capital investor
Dr. Alberto Sangiovanni-Vincentelli....  54    Professor of Electrical Engineering and Computer
                                               Sciences, University of California, Berkeley
George M. Scalise......................  67    President, Semiconductor Industry Association
Dr. John B. Shoven.....................  54    Professor of Economics, Stanford University
Roger S. Siboni........................  47    President and Chief Executive Officer, E.piphany,
                                               Inc.

     H. Raymond Bingham has served as President and Chief Executive Officer of Cadence since May 1999. Mr. Bingham has been a director of Cadence since November 1997. From 1993 to April 1999, Mr. Bingham served as Executive Vice President and Chief Financial Officer of Cadence. Prior to joining Cadence, Mr. Bingham was Executive Vice President and Chief Financial Officer of Red Lion Hotels for eight years. Mr. Bingham also is a director of Legato Systems, Inc., Onyx Software Corporation and KLA-Tencor Corporation.

     Susan L. Bostrom has served as a director of Cadence since 2001. Ms. Bostrom has served as Senior Vice President, Internet Business Solutions Group of Cisco Systems, Inc. since 1998, and joined Cisco as its Vice President of Applications and Services Marketing in 1997. Prior to joining Cisco, Ms. Bostrom served as Senior Vice President of Global Marketing and Strategic Planning at FTP Software from 1996 to 1997. From 1993 to 1996, Ms. Bostrom served as Director of Strategic Marketing at National Semiconductor Corporation, a semiconductor manufacturing company.

     Dr. Leonard Y.W. Liu has served as a director of Cadence since 1989. Dr. Liu has served as President of ASE, Inc., a provider of semiconductor manufacturing services, and Chief Executive Officer and a director of ASE Test Limited, a semiconductor testing company, and Universal Scientific Industrial Co., Ltd., an electronic manufacturing service (EMS) provider, since October 1999. From 1995 to September 1999, Dr. Liu served as Chairman, President and Chief Executive Officer of Walker Interactive Systems, Inc., a high-end financial software company. From 1993 to 1995, Dr. Liu served as Chief Operating Officer of Cadence. From 1989 until 1992, Dr. Liu was Chairman and Chief Executive Officer of Acer America Corporation and President of Acer Group, a personal computer manufacturer. Dr. Liu also serves as a director of Advanced Semiconductor Engineering, Inc.

     Donald L. Lucas has served as Chairman of the Board of Cadence since 1988. From its inception in 1983 until 1987, Mr. Lucas served as Chairman of the Board and a director of SDA Systems, Inc., a predecessor of Cadence. Mr. Lucas has been a private venture capital investor since 1960. Mr. Lucas also serves as a director of Macromedia, Inc., Oracle Corporation, PDF Solutions, Inc. and Tricord Systems, Inc.

     Dr. Alberto Sangiovanni-Vincentelli has served as a director of Cadence since 1992. Dr. Sangiovanni-Vincentelli was named Chief Technology Advisor of Cadence in June 1999, and prior to that time served as a consultant to Cadence (or one of its predecessor corporations) since 1983. Dr. Sangiovanni-Vincentelli has been Professor of Electrical Engineering and Computer Sciences at the University of California at Berkeley since 1976, where he holds The Edgar L. & Harold H. Buttner Chair of Electrical Engineering and also serves as Vice Chair for Industrial Relations for the department of Electrical Engineering and Computer Sciences. In 1998, Dr. Sangiovanni-Vincentelli was elected to the National Academy of Engineering and in 2001 was honored by the Electronic Design Automation Consortium with the Kaufman Award, honoring an individual who has contributed to creating or driving technological advances that have had measurable impact on the productivity of design engineers.

     George M. Scalise has served as a director of Cadence since 1989. Mr. Scalise has served as President of the Semiconductor Industry Association, an association of semiconductor manufacturers and suppliers, since June 1997. Mr. Scalise served as Executive Vice President and Chief Administrative Officer of Apple Computer, Inc. from March 1996 to May 1997. Mr. Scalise also served as Senior Vice President of Planning and Development and Chief Administrative Officer of National Semiconductor Corporation from 1991 to 1996. Mr. Scalise is the Deputy Chairman of the Federal Reserve Bank of San Francisco.

     Dr. John B. Shoven has served as a director of Cadence since 1992. Dr. Shoven is currently the Charles R. Schwab Professor of Economics at Stanford University, where he has taught since 1973. Dr. Shoven has served as director of the Stanford Institute for Economics Policy Research since November 1999 and from 1989 to 1993. Dr. Shoven also served as Chairman of the Economics Department from 1986 to 1989 and as Dean of the School of Humanities and Science from 1993 to 1998.

     Roger S. Siboni has served as a director of Cadence since 1999. Mr. Siboni has served as President and Chief Executive Officer of E.piphany Inc., a software company which provides customer relationship management solutions, since August 1998. Prior to joining E.piphany, Mr. Siboni spent more than 20 years at KPMG LLP, a worldwide accounting and consulting organization, most recently as its Deputy Chairman and Chief Operating Officer. Mr. Siboni also serves as a director of E.piphany, FileNET, Inc. and Corio, Inc. and is the Chair of the Advisory Board of the Walter A. Haas School of Business at the University of California at Berkeley.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 29, 2001, the Board of Directors held four meetings. The Board has an Audit Committee, a Compensation Committee, a Nominating Committee, a Venture Committee and, effective February 2002, an Executive Committee. During fiscal 2001, each Board member attended 75% or more of the meetings of the Board, and of the committees on which he or she served, that were held during the period for which he or she was a director or committee member.

                                                                                            NUMBER OF
COMMITTEES OF THE                                                                            MEETINGS
BOARD OF DIRECTORS                              PRIMARY FUNCTIONS OF THE COMMITTEES        HELD IN 2001
------------------                              -----------------------------------        ------------
AUDIT COMMITTEE*

Members:**                                  - recommends selection of independent                4
                                            auditors to Board of Directors
Donald L. Lucas                             - reviews, with the independent auditors:
Dr. John B. Shoven                          - the overall scope and procedures, as well
Roger S. Siboni                             as the results, of the annual audit
                                            - any written statements from the
*  adopted charter in February 2000         independent
                                            auditors concerning any relationships
** all members are "independent" and        affecting their independence
"financially literate" as defined in the    - overall internal controls of Cadence
listing standards of the New York Stock     - assesses independence of independent
Exchange                                    auditors

COMPENSATION COMMITTEE

Members:                                    - reviews and approves the general                   3
                                            compensation plans of Cadence, including
Susan L. Bostrom                            - stock option plans
George M. Scalise                           - stock purchase plans
Dr. John B. Shoven                          - bonus plans
                                            - determines specific compensation matters
                                            for the Chief Executive Officer and other
                                              executive officers, including:
                                            - salaries
                                            - bonuses
                                            - stock options
                                            - incentive compensation
                                            - performs other functions regarding
                                            compensation as the Board may delegate

NOMINATING COMMITTEE

Members:                                    - interviews, evaluates, nominates and               3
                                              recommends individuals for membership on
H. Raymond Bingham                            the Board
Donald L. Lucas                             - nominates specific individuals for
Alberto Sangiovanni-Vincentelli             election as officers of Cadence by the Board
                                            - no procedure has been established for the
                                              consideration of nominees recommended by
                                              stockholders

VENTURE COMMITTEE

Members:                                    - advises the Board and acts on behalf of            3
                                            Cadence in monitoring its investment in
H. Raymond Bingham                            Telos Venture Partners, L.P., a venture
Donald L. Lucas                               capital fund

                                                                                            NUMBER OF
COMMITTEES OF THE                                                                            MEETINGS
BOARD OF DIRECTORS                              PRIMARY FUNCTIONS OF THE COMMITTEES        HELD IN 2001
------------------                              -----------------------------------        ------------
EXECUTIVE COMMITTEE
(created by the Board in February 2002)

Members:                                    - performs functions expressly delegated to        N/A
                                            it by the Board as permitted by applicable
Will be composed of 3 directors, to be        law
designated

COMPENSATION OF DIRECTORS

     Each non-employee director of Cadence, other than the Chairman of the Board, receives an annual retainer of $40,000. Mr. Lucas is paid an annual retainer of $120,000 for his services as Chairman of the Board. In addition to the annual Board retainer, a director is also paid an annual fee of $35,000 for service as Chairman of a committee of the Board. For the fiscal year ended December 29, 2001, the total cash compensation paid to non-employee directors was $500,000, excluding the consulting fee paid to Dr. Sangiovanni-Vincentelli, described more fully below. The members of the Board are also eligible for reimbursement of their expenses incurred in connection with attendance at Board meetings in accordance with Cadence policy. Directors who are executive officers of Cadence do not receive additional compensation for their service on the Board.

     Each non-employee director of Cadence also receives stock option grants under Cadence's 1995 Directors Stock Option Plan, as amended, referred to as the Directors Plan. A non-employee director is a director of Cadence who is not otherwise an employee of Cadence or an employee of an affiliate of Cadence. Only non-employee directors are eligible to receive options under the Directors Plan.

     Previously, under the Directors Plan, each non-employee director was automatically granted an option upon election to purchase a number of shares of common stock equal to 5,625 multiplied by the number of calendar quarters between the date on which such person began serving as a director and the next April 1. Effective February 2002, the number of shares automatically granted upon becoming a director increased to 6,250 multiplied by the number of calendar quarters between the date on which such person begins serving as a director and the next April 1. These initial grants do not vest until the March 31st following the grant date, at which time these initial grants vest and become exercisable in full.

     In addition, each non-employee director was previously automatically granted an option on each April 1 to purchase 22,500 shares of common stock. Effective February 2002, this automatic grant increased to 25,000 shares of common stock. A non-employee director was previously granted an option on each April 1 to purchase 11,250 shares of common stock if the non-employee director was also serving as Chairman of one committee of the Board and was a member of at least one additional committee of the Board but not serving as Chairman of the Board. Effective February 2002, this grant increased to 12,500 shares of common stock. Also, a non-employee director serving as Chairman of the Board was previously automatically granted an additional option on each April 1 to purchase 22,500 shares of common stock. Effective February 2002, this grant increased to 25,000 shares of common stock. All additional option grants do not vest until the March 31st following the grant date, at which time these grants vest and become exercisable in full.

     Each non-employee director who is a member of the Venture Committee of the Board is automatically granted an additional option to purchase 33,750 shares of common stock on the date of his or her initial selection to serve on the Venture Committee. The non-employee director who is serving as the Chairman of the Venture Committee is on the date of his or her initial selection to serve as the Chairman of the Venture Committee, granted an additional option to purchase 33,750 shares of common stock. All options granted to members of the Venture Committee vest in installments over a period of three years.

     A non-employee director who completes five years of service as Chairman of the Board will automatically receive a one-time option to purchase 101,250 shares of common stock. The one-time grant made to the Chairman of the Board vests in installments over a period of three years.

     As of March 20, 2002, 1,335,000 shares subject to options under the Directors Plan were outstanding at exercise prices ranging from $8.56 to $34.31 per share.

     Directors may elect to defer compensation payable to them under Cadence's 1996 Deferred Compensation Venture Investment Plan to invest in Telos Venture Partners, L.P., as further described in the "Report of the Compensation Committee of the Board of Directors on Executive Compensation." For 2001, the following amounts were deferred by non-employee directors: Dr. Liu, $40,000; Mr. Lucas, $190,000; and Mr. Scalise, $40,000.

     Pursuant to a consulting agreement with Cadence, Dr. Sangiovanni-Vincentelli was paid $283,333 and a discretionary bonus of $100,000 in 2001 for his services as Chief Technology Officer to Cadence performed in 2000. He was also paid a discretionary bonus of $100,000 in 2002 for his services performed in 2001. Dr. Sangiovanni-Vincentelli's services consisted of providing technical direction and strategic advice to Cadence. Dr. Sangiovanni-Vincentelli has provided consulting services to Cadence since 1983, and is expected to render similar services throughout 2002.

                                   PROPOSAL 2

               APPROVAL OF THE 2001 EMPLOYEE STOCK PURCHASE PLAN

     On July 13, 2001, the Board approved the Cadence Design Systems, Inc. 2001 Employee Stock Purchase Plan, referred to below as the Employee Plan, subject to stockholder approval.

     The Board of Directors of Cadence recommends a vote FOR approval of the Employee Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve the Employee Plan. Unless marked to the contrary, proxies received will be voted FOR approval of the Employee Plan.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

     The following summary of the main features of the Employee Plan is qualified in its entirety by the complete text of the Employee Plan, a copy of which is attached as Exhibit A to this proxy statement.

PURPOSE

     The purpose of the Employee Plan is to provide a means by which employees of Cadence (and any parent or subsidiary of Cadence designated by the Board to participate in the Employee Plan) may be given an opportunity to purchase common stock of Cadence at a discounted price through payroll deductions, to assist Cadence in retaining the services of its employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for the success of Cadence. Approximately 5,610 Cadence employees are potentially eligible to participate in the Employee Plan, including the four current executive officers.

     The Employee Plan was specifically created to provide eligible employees of Tality Corporation, a wholly-owned subsidiary of Cadence, with a convenient means of acquiring an equity interest in Cadence, to enhance their sense of participation in the affairs of Cadence and to provide an incentive for continued employment. The Employee Plan accomplishes this by permitting Tality employees to purchase shares of Cadence common stock at a discounted price through payroll deductions, a benefit that is available to other employees of Cadence through a similar employee stock purchase plan previously approved by Cadence's stockholders. To date, approximately 540 Tality employees, and no other Cadence employees, have been eligible to participate in any offering period under the Employee Plan.

ADMINISTRATION

     The Board of Directors administers the Employee Plan and has the final power to construe and interpret both the Employee Plan and the rights granted under it. The Board has the power to delegate administration of the Employee Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the Employee Plan to the Compensation Committee. As used herein with respect to the Employee Plan, the "Board" refers to any committee the Board appoints to administer the Employee Plan as well as to the Board itself. The Board has the power, subject to the provisions of the Employee Plan, to determine when and how rights to purchase common stock of Cadence will be granted, the terms of each offering of such rights (which need not be identical), and whether employees of any parent or subsidiary of Cadence will be eligible to participate in the Employee Plan.

STOCK SUBJECT TO EMPLOYEE PLAN

     Subject to the stockholders' approval of this proposal, the Board has reserved an aggregate of 1,750,000 shares of common stock, representing less than 1% of the outstanding common stock of Cadence as of the record date, for issuance under the Employee Plan. If rights granted under the Employee Plan expire, lapse or otherwise terminate without being exercised, the shares of common stock not purchased under such rights again become available for issuance under the Employee Plan.

OFFERINGS

     The Board implements the Employee Plan by offerings of rights to all eligible employees from time to time. The first offering period began August 1, 2001 and will terminate on January 31, 2003. The second offering period began November 1, 2001 and will terminate January 31, 2003. Subsequent offerings will begin each August 1 and February 1, and will terminate no later than 27 months following the beginning of the offering period. Each offering period will be divided into one or more purchase dates on which rights granted under the Employee Plan will be exercised and the purchase of shares carried out according to the terms of the offering, as determined by the Board. Rights granted under the Employee Plan are not transferable and may be exercised only by the person to whom such rights are granted.

     If the fair market value of the shares of Cadence common stock on any purchase date during an offering is less than it was on the offering date for that offering, that offering shall immediately terminate on the day after such purchase date (i.e., the next February 1 or August 1) and the participants in the terminated offering will be automatically enrolled in the new offering commencing that day.

ELIGIBILITY

     For each offering, the Board will determine the length of continuous employment with Cadence or with an affiliate of Cadence (currently Tality) required to participate, but the required period will never be equal to or greater than two years. Employees may be excluded (i) whose customary employment is fewer than 20 hours per week (or a lower amount established by the Board),
(ii) whose customary employment is less than five months during any calendar year (or a shorter period established by the Board), (iii) who are "highly compensated" within the meaning of the Internal Revenue Code of 1986, as amended, and (iv) who may otherwise be excluded without violating the Internal Revenue Code or any other applicable law.

     No employee is eligible to participate in the Employee Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all outstanding classes of stock of Cadence or of any parent or subsidiary of Cadence (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may purchase shares under the Employee Plan and any other employee stock purchase plans of Cadence and its affiliates at a rate that exceeds $25,000 worth of common stock (determined at the fair market value of the shares at the time such right is granted) for each calendar year in which such right is outstanding.

     Rights granted pursuant to any offering under the Employee Plan terminate immediately upon termination of an employee's employment for any reason, and Cadence will distribute to such employee all of his or her accumulated payroll deductions, without interest.

PARTICIPATION IN THE PLAN

     Eligible employees enroll in the Employee Plan by delivering to Cadence, before the date selected by the Board as the offering date for the offering, an agreement authorizing payroll deductions of up to the maximum percentage, not exceeding 20%, of such employees' compensation (as defined for the particular offering) during the purchase period.

     A participant may terminate payroll deductions and withdraw from a given offering by delivering to Cadence a notice of withdrawal from the Employee Plan. Upon an employee's withdrawal from an offering, Cadence will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of common stock on the employee's behalf during such offering.

PURCHASE PRICE

     The purchase price per share at which shares of common stock are sold in an offering under the Employee Plan is the lower of:

     - 85% of the fair market value of a share of common stock on the first day of the offering; or

     - 85% of the fair market value of a share of common stock on the last day of the applicable purchase period.

PURCHASE OF STOCK

     A participant accumulates the purchase price of the shares by payroll deductions over the course of the offering. At any time during the offering, a participant may reduce or terminate his or her payroll deductions as the Board provides in the offering. If the Board so provides with respect to a particular offering, an employee who first becomes eligible to participate after the offering starts may enroll as of the date specified during the purchase period. Cadence will credit all payroll deductions made for a participant to the participant's account under the Employee Plan and will deposit the payroll deductions with Cadence's general funds or in a separate account with a financial institution designated by Cadence in the name of, and for the benefit of, the participant. A participant may make additional payments into such account only if specifically provided for in the offering memorandum and only if the participant has not already had the maximum permitted amount withheld during the offering.

     In connection with offerings made under the Employee Plan, the Board specifies a maximum number of shares of common stock an employee may be granted the right to purchase and the maximum total number of shares of common stock that may be purchased in such offering by all participants. If the total number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum total number of shares of common stock available, the Board would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price.

DURATION, AMENDMENT AND TERMINATION

     The Board may suspend or terminate the Employee Plan at any time. Unless terminated earlier, the Employee Plan will terminate when all of the shares reserved for the Employee Plan, as increased and/or adjusted from time to time, have been issued.

     The Board may amend the Employee Plan at any time. Any amendment of the Employee Plan must be approved by the stockholders within 12 months after its adoption by the Board if the amendment would:

     - increase the number of shares of common stock reserved for issuance under the Employee Plan,

     - modify the requirements relating to eligibility for participation in the Employee Plan, or

     - require stockholder approval pursuant to Rule 16b-3 under the Exchange Act or under any New York Stock Exchange listing requirements.

     Rights granted before any amendment or termination of the Employee Plan will not be altered or impaired by any such amendment or termination without the consent of the employee to whom such rights were granted.

EFFECT OF CERTAIN CORPORATE EVENTS

     In the event of a dissolution, liquidation or specified type of merger of Cadence, the surviving corporation either will assume the rights under the Employee Plan or substitute similar rights, or, at the Board's discretion, the exercise date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to, or concurrent with, any such event. The Board must notify the participants that their rights under the Employee Plan will be fully exercisable for 20 days from the date of such notice (or such other period of time as the Board determines).

FEDERAL INCOME TAX INFORMATION

     Introduction. The following is a general discussion of the federal income tax consequences of participation in the Employee Plan. This discussion is based on federal income tax laws in effect as of the date of this proxy statement, all of which are subject to change, possibly with retroactive effect. Any change could affect the accuracy of the statements and conclusions set forth in this proxy statement. The exact U.S. federal income tax treatment of the grant of purchase rights and stock issuances under the Employee Plan will depend on each participant's specific circumstances. This discussion does not address consequences under any state or local laws or under the laws of any country other than the United States. Participants should not rely on this discussion for individual tax advice and should consult their own tax advisor as to the specific tax consequences of participation in the Employee Plan.

     The Employee Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended.

     Payroll Deductions. The payroll deductions from each participant's paycheck during the purchase period that are used to purchase shares for the participant on the purchase date must be included in the participant's gross income for federal income tax purposes for the year in which such amounts would have otherwise been included in the participant's gross income. As a result, participants will have to pay income and employment taxes on such amounts.

     Purchase of Shares. Participants will not recognize income for federal income tax purposes either upon enrollment in the Employee Plan or upon the purchase of shares under the Employee Plan. Under recently issued proposed regulations, the acquisition of shares under the Employee Plan before January 1, 2003, will not generate income that is subject to Federal Insurance Contributions Act (FICA) tax or Federal Unemployment Tax Act tax (unless Cadence elects otherwise). However, under those regulations, the acquisition of shares under the Employee Plan on or after January 1, 2003, will be subject to these taxes. The amount of income subject to these taxes will equal the excess of the fair market value of the stock acquired over the amount paid for the stock.

     Disposition of Shares. The tax consequences of the disposition by a participant of the shares acquired under the Employee Plan will generally vary depending on whether certain holding period requirements are satisfied. For these requirements to be satisfied, a participant must hold the shares acquired under the Employee Plan for more than one year after the purchase date and for more than two years after the start date of the applicable purchase period.

     If shares acquired by a participant under the Employee Plan are sold or otherwise disposed of in a taxable transaction after the expiration of the required holding period (or, in the event of the death of the participant, while owning these shares regardless of whether or not the holding period requirements are met), the participant realizes ordinary income on the disposition to the extent of the lesser of:

     - excess of the fair market value of the shares on the start date of the applicable purchase period over the purchase price of the shares; or

     - the excess of the fair market value of the shares at the time of his or her disposition over the purchase price of the shares.

     A participant will also have capital gain equal to the difference between the sales price of the shares and the participant's tax basis in the shares. A participant's tax basis in the shares will be equal to the purchase price paid for the shares plus any ordinary income recognized by the participant upon the disposition of the shares. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income, and the participant will have a capital loss for the difference between the sale price and the purchase price.

     If a participant sells or otherwise disposes of the shares acquired under the Employee Plan before the expiration of the holding period requirements described above, referred to as a disqualifying disposition, the participant realizes ordinary income at the time of the disqualifying disposition in the amount by which the fair market value of the shares on the purchase date exceeds the purchase price of the shares. If the disposition is a sale, the difference, if any, between the sales price of the shares and the participant's tax basis in the shares will be capital gain or loss. A participant's tax basis in the shares will be equal to the purchase price paid for the shares plus any ordinary income recognized by the participant upon the disposition of the shares.

     The Internal Revenue Service has proposed rules regarding an employer's income tax withholding and reporting obligations in the case of disqualifying dispositions. Under these proposed rules, ordinary income recognized by a participant upon a disqualifying disposition of shares acquired under the Employee Plan will not be subject to federal income tax withholding. The employer is, however, required to make reasonable efforts to ascertain whether it must report such income to the Internal Revenue Service and will be required to report the amount of such income to the Internal Revenue Service if it claims a deduction for such amount.

EMPLOYEE PLAN PARTICIPATION IN FISCAL 2001

     Participation in the Employee Plan is voluntary and dependent on each eligible employee's election to participate and determination as to the amount of payroll deductions. Accordingly, future purchases under the Employee Plan are not determinable.

     The following table sets forth certain information regarding shares purchased under the Employee Plan during the last fiscal year and the dollar value of the share purchases as to each of the Named Executive Officers, as defined in the Summary Compensation Table below, all current executive officers as a group and all other employees who participated in the Employee Plan as a group. To date, participation in the Employee Plan has not been available to any Cadence employees, including executive officers, other than Tality employees.

                                                                 DOLLAR VALUE         NUMBER OF
NAME AND POSITIONS                                                  ($)(1)         SHARES PURCHASED
------------------                                            ------------------   ----------------
H. Raymond Bingham, President and Chief Executive Officer...              0                  0
Ronald R. Barris, former Senior Vice President, Worldwide
  Services..................................................              0                  0
Kevin Bushby, Executive Vice President, Worldwide Field
  Operations................................................              0                  0
R.L. Smith McKeithen, Senior Vice President, General Counsel
  and Secretary.............................................              0                  0
William Porter, Senior Vice President and Chief Financial
  Officer...................................................              0                  0
Robert P. Wiederhold, former President and Chief Executive
  Officer, Tality Corporation...............................              0                  0
All Current Executive Officers as a group...................              0                  0
Non-Executive Director group................................              0                  0
Non-Executive Officer Employee group(2).....................       $297,525             93,827

---------------

(1) Market value of shares on date of purchase, minus the purchase price paid under the Employee Plan.

(2) Includes only Tality employees, as participation in the Employee Plan to date has not included other Cadence employees.

                                   PROPOSAL 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     On March 22, 2002, Cadence decided not to renew the engagement of its current independent auditors, Arthur Andersen LLP. This determination followed Cadence's decision to seek proposals from other independent auditors to audit Cadence's consolidated financial statements for its fiscal year ending December 28, 2002.

     The decision not to renew the engagement of Arthur Andersen LLP was made by the Board upon the recommendation of the Audit Committee.

     During Cadence's two most recent fiscal years ended December 29, 2001, and during the subsequent interim period preceding the replacement of Arthur Andersen LLP, there was no disagreement between Cadence and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP's satisfaction, would have caused Arthur Andersen LLP to make reference to the matter of the disagreement in connection with its reports. The audit reports of Arthur Andersen LLP on the consolidated financial statements of Cadence as of and for the last two fiscal years ended December 29, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were these opinions qualified or modified as to uncertainty, audit scope or accounting principles.

     On March 22, 2002, the Board, based on the recommendation of the Audit Committee, retained KPMG LLP as its independent auditors with respect to the audit of Cadence's consolidated financial statements for its fiscal year ending December 28, 2002.

     During Cadence's two most recent fiscal years ended December 29, 2001, and during the subsequent interim period preceding the replacement of Arthur Andersen LLP, Cadence has not consulted with KPMG LLP regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Cadence's financial statements.

     Representatives from Arthur Andersen LLP and KPMG LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

     Stockholder ratification of the selection of KPMG LLP as Cadence's independent auditors is not required by Cadence's Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board, in their discretion, may direct the appointment of different independent auditors at any time during the year, if they determine that such a change would be in the best interests of Cadence and its stockholders.

     The Board recommends a vote FOR ratification of the selection of KPMG LLP. The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote is required to ratify the selection of KPMG LLP. Unless marked to the contrary, proxies received will be voted FOR ratification of the selection of KPMG LLP.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee reviews Cadence's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. Cadence's independent auditors are responsible for expressing an opinion on the conformity of Cadence's audited financial statements to generally accepted accounting principles.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committee) and discussed with them their independence from Cadence and its management. The Audit Committee has also considered whether the independent auditors' provision of other non-audit services to Cadence is compatible with the auditors' independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in Cadence's Annual Report on SEC Form 10-K for the year ended December 29, 2001, for filing with the SEC.

     The foregoing Audit Committee report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Cadence under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                          AUDIT COMMITTEE

                                          Donald L. Lucas, Chairman
                                          John B. Shoven
                                          Roger S. Siboni

FEES BILLED TO COMPANY BY ARTHUR ANDERSEN LLP DURING FISCAL 2001

     Audit Fees: Audit fees billed to Cadence by Arthur Andersen LLP during the 2001 fiscal year for review of Cadence's annual financial statements and those financial statements included in its quarterly reports on Form 10-Q totaled $774,594.

     Financial Information Systems Design and Implementation Fees: Cadence did not engage Arthur Andersen LLP to provide advice regarding financial information systems design and implementation during the 2001 fiscal year.

     All Other Fees: The aggregate of "All Other Fees" billed to Cadence by Arthur Andersen LLP during fiscal 2001 for non-audit services totaled $2,374,561. This figure includes approximately $1,275,000 in tax-related advisory fees, $625,000 in audit-related fees and approximately $225,000 in internal audit fees.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of Cadence's common stock as of March 20, 2002 (unless otherwise indicated below) by:

     - all those known by Cadence to be beneficial owners of more than five percent of its common stock;

     - each of the executive officers (or former executive officers) named in the Summary Compensation Table presented below under "Compensation of Executive Officers -- Summary of Compensation";

     - all directors and nominees; and

     - all current executive officers and directors of Cadence as a group.

                                                              BENEFICIAL OWNERSHIP(1)
                                                              -----------------------
                                                              NUMBER OF    PERCENT OF
BENEFICIAL OWNER                                                SHARES       TOTAL
----------------                                              ----------   ----------
Capital Research and Management Company(2)..................  22,215,600      8.93%
  333 South Hope Street
  Los Angeles, CA 90071
Janus Capital Corporation(3)................................  17,021,710      6.85%
  100 Fillmore Street
  Denver, CO 80206
Massachusetts Financial Services Company(4).................  13,553,477      5.45%
  500 Boylston Street
  Boston, MA 02116
OppenheimerFunds, Inc.(5)...................................  25,342,600     10.19%
  498 Seventh Avenue
  New York, NY 10018
Oppenheimer Global Fund(6)..................................  16,896,040      6.80%
  6803 S. Tucson Way
  Englewood, CO 80112
H. Raymond Bingham(7).......................................   2,283,946         *
Ronald R. Barris(7).........................................      22,857         *
Kevin Bushby(7).............................................     269,888         *
William Porter(7)...........................................     460,471         *
R.L. Smith McKeithen(7).....................................     354,079         *
Robert P. Wiederhold(7).....................................      68,247         *
Susan L. Bostrom(7).........................................      28,125         *
Leonard Y.W. Liu, Ph.D.(7)..................................     239,000         *
Donald L. Lucas(7)(8).......................................     492,500         *
Alberto Sangiovanni-Vincentelli, Ph.D.(7)...................     355,121         *
George M. Scalise(7)........................................     235,000         *
John B. Shoven, Ph.D.(7)....................................     368,750         *
Roger S. Siboni(7)..........................................      73,125         *
All current executive officers and directors as a group (11
  persons)(9)...............................................   5,160,005      2.08%

---------------

 *  Less than 1%

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Cadence believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned by such stockholder. Beneficial ownership of greater than five percent of Cadence's outstanding common stock reflects ownership as of the most recent date indicated under filings with the SEC as noted below, while beneficial ownership of executive officers and directors is as of March 20, 2002. Applicable percentages are based on 248,646,846 shares of Cadence common stock outstanding on March 20, 2002, adjusted as required by rules promulgated by the SEC.

(2) Capital Research and Management Company, or CRMC, filed with the SEC an amended Schedule 13G dated February 11, 2002, indicating that CRMC holds 22,215,600 shares for which it has sole investment power. CRMC disclaims beneficial ownership of any shares of Cadence's common stock deemed to be beneficially owned by CRMC.

(3) Janus Capital Corporation, or Janus, filed a Schedule 13G on February 12, 2002. According to this Schedule 13G, Janus holds 17,021,710 shares for which it has sole voting and investment power. Thomas H. Bailey, Janus' Chairman, President and Chief Executive Officer, disclaims beneficial ownership of any shares of Cadence's common stock deemed to be beneficially owned by Janus or Mr. Bailey. Janus and Mr. Bailey disclaim ownership associated with the rights to receive dividends from, or the proceeds from the sale of, shares of Cadence common stock held by Janus' managed portfolios.

(4) Massachusetts Financial Services Company, or MFS, filed with the SEC an amended Schedule 13G dated February 11, 2002, indicating that MFS holds 13,553,477 shares for which it holds sole investment power and 13,532,947 shares for which it has sole voting power. According to this Schedule 13G, 13,553,477 of these shares are also beneficially owned by certain non-reporting entities as well as MFS.

(5) OppenheimerFunds, Inc. has filed with the SEC an amended Schedule 13G dated February 8, 2002, indicating that it holds 25,342,600 shares for which it holds shared investment power. OppenheimerFunds, Inc. disclaims beneficial ownership of any shares of Cadence's common stock deemed to be beneficially owned by OppenheimerFunds, Inc.

(6) OppenheimerFunds, Inc. filed an amended Schedule 13G dated February 8, 2002 on behalf of Oppenheimer Global Fund. Oppenheimer Global Fund holds 16,896,040 shares for which it has shared investment power and sole voting power. Such shares are also included in OppenheimerFunds, Inc.'s 25,342,600 shares for which it holds shared investment power, discussed above in footnote (5).

(7) Includes shares which certain executive officers, a former executive officer, and directors of Cadence have the right to acquire within 60 days after the date of this table pursuant to outstanding options as follows: H. Raymond Bingham, 2,175,515 shares; Ronald R. Barris, 21,250 shares; Kevin Bushby, 268,623 shares; R.L. Smith McKeithen, 344,416 shares; William Porter, 423,997 shares; Robert P. Wiederhold, 64,600 shares; Susan L. Bostrom, 28,125 shares; Leonard Y. W. Liu, Ph.D., 230,000 shares; Donald L. Lucas, 397,500 shares; Alberto Sangiovanni-Vincentelli, Ph.D., 313,162 shares; George M. Scalise, 225,000 shares; John B. Shoven, Ph.D., 353,750 shares; and Roger S. Siboni, 73,125 shares.

(8) Includes 95,000 shares held under a trust agreement for the benefit of Mr. Lucas and his wife.

(9) Includes 4,833,213 shares which all current executive officers and directors as a group have the right to acquire within 60 days of the date of this table pursuant to outstanding options.

       REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON
                             EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is composed of three non-employee directors of Cadence. During the fiscal year, the Compensation Committee met three times and was comprised of three non-employee directors, Dr. Shoven, Mr. Scalise and Ms. Bostrom.

COMPENSATION COMMITTEE POLICY

     At or near the beginning of each fiscal year, the Compensation Committee typically establishes base salary levels and target bonuses for the CEO and other executive officers of Cadence. The Compensation Committee acts on behalf of the Board of Directors to establish the general compensation policy for Cadence's executive officers. The Compensation Committee administers the equity incentive plans, including the Senior Executive Bonus Plan, and Cadence's stock option plans and stock purchase plans. The Compensation

Committee believes that the compensation of the executive officers should be greatly influenced by Cadence's performance. Consistent with this philosophy, a designated portion of the compensation of each executive officer is contingent upon corporate performance and adjusted where appropriate, based on an executive officer's performance against personal performance objectives. Long-term equity incentives for executive officers are provided through the granting of stock options under Cadence's stock option plans. The value of stock options generally can be realized by an executive officer only if the price of common stock increases above the fair market value on the grant date and the executive officer remains employed by Cadence for the period required for the options to vest.

     The base salaries and incentive compensation of, and stock option grants to, the executive officers are determined in part by the Compensation Committee in reliance on surveys of prevailing competitive salaries and equity practices in the technology sector for similar positions and by evaluating those salary standards against the achievement by Cadence of its corporate goals. The cash compensation of Cadence's executive officers was compared to equivalent data in the Radford Survey and competitive market compensation levels to determine base salary, target bonuses and target total cash compensation. The equity compensation of the executive officers was compared to equivalent data in the iQuantic Survey of prevailing competitive market equity practices to determine stock option grants.

     The Radford Survey and iQuantic Survey companies selected were chosen based upon their similarity to Cadence in terms of product or industry, geography and revenue levels. A significant percentage of the companies in the Radford Survey and iQuantic Survey bases, for instance, had average sales that closely approximate Cadence's revenue level. A portion of the companies in the S&P Technology Sector Index, or S&P TS Index, which is used by Cadence in preparing the stock price performance graph, was included in the Radford Survey and iQuantic Survey. Other S&P TS Index companies, however, were considered too large or of a different business profile, and would have incorrectly increased the market compensation comparisons used to evaluate executive officer salaries. The additional companies in the Radford Survey and iQuantic survey bases were believed to be relevant by Cadence's independent compensation consultants because they compete for executive talent with Cadence, notwithstanding the fact that they are not included in the S&P TS Index.

2001 EXECUTIVE COMPENSATION

     Base Compensation. The Radford Survey information, together with the CEO's recommendation of base salary and target bonus for 2001 for each executive officer other than the CEO, was presented to the Committee in January 2001. The Compensation Committee reviewed the recommendation of the CEO and the Radford Survey data outlined above and established a base salary level effective January 1, 2001 for each executive officer (see specific report on CEO compensation below).

     Incentive Compensation. The Compensation Committee reviewed the Senior Executive Bonus Plan and the Cadence performance objectives to be used for purposes of bonus determination within the first 90 days of fiscal 2001. The Compensation Committee assigned a target bonus to each executive officer, which target bonus was either a precise dollar figure or a percentage of the executive officer's base salary. The Compensation Committee also approved the performance objectives to be used for bonus determination, and the overall structure and mechanics of the Senior Executive Bonus Plan. In February 2002, the Compensation Committee determined 2001 bonus awards for executive officers pursuant to the Senior Executive Bonus Plan. Bonuses were determined with reference to the percentage relationship of actual to targeted realization of the Cadence performance objectives, and were adjusted for individual performance.

     Stock Purchase Program/Tality Stock Repurchase. In May 2000, the Compensation Committee adopted a Stock Purchase Program to assist Cadence's efforts to attract and retain key Cadence employees and to provide incentives to those employees who are critical to the success of a business unit that is eventually intended to be separated from Cadence. Under this program, executive officers and other selected Cadence employees are offered the opportunity to purchase from Cadence stock of one or more of the new entities holding these business units at a price equal to the fair market value of the stock determined at the time of purchase. In connection with the formation of each new entity, Cadence's Board of Directors or Compensation

Committee approves the total number of shares eligible for purchase by Cadence employees under the Stock Purchase Program. The Compensation Committee approves specific allocations of shares offered to the CEO and the other executive officers as well. The maximum number of shares of any particular entity approved for sale to Cadence employees have generally not exceeded five percent of the entity's total outstanding shares on a fully-diluted basis. During fiscal 2001, there were no purchases by any executive officer under the Stock Purchase Program.

     Following the withdrawal of Tality's initial public offering, to make Tality a wholly-owned subsidiary of Cadence and remove the minority interest held by other stockholders, Cadence repurchased shares of Tality common stock originally purchased as part of the Stock Purchase Program. These shares were repurchased from Cadence executives and other Cadence employees during June and July 2001. The purchase price for the shares was the then fair market value of such shares, which was less than the original purchase price paid by the Cadence employees for the Tality shares. In connection with its repurchases of Tality common stock, Cadence reduced the principal amount of notes issued by the Stock Purchase Program participants to purchase the Tality shares by the amount of the repurchase price for the shares and, upon the sale of the Tality shares, the notes became unsecured. The remaining balance of the promissory notes issued by the Cadence executives and other participants remained due and payable in accordance with the terms of the notes, and was repaid by each executive officer in 2001. Messrs. Bingham, Barris, Bushby, McKeithen and Porter, constituting all of the executive officers who owned Tality common stock, participated in the Tality stock repurchase.

     Venture Investments. Cadence maintains the 1996 Deferred Compensation Venture Investment Plan, or Venture Plan, for its executives, which permits participating executives to defer payment of all or part of their salary and/or bonus. Through the 1996 Deferred Compensation Venture Investment Trust, or Venture Trust, the Venture Plan uses all deferred amounts to purchase limited partnership interests in Telos Venture Partners, L.P., or Telos. Investment in Telos is the only investment option available to participants in the Venture Trust. Telos makes venture capital investments in start-up and growth-oriented businesses, with some emphasis on businesses in the semiconductor and software industries.

     Cadence holds the only other limited partnership interest in Telos. Telos is managed by its general partner, Telos Management, LLC, an entity in which neither Cadence nor the Venture Trust holds any ownership interest. Cadence does not control or manage Telos' affairs, but the Venture Committee of the Board reviews and approves or disapproves investments proposed to be made by Telos' general partner for consistency with Telos' purposes. Cadence must approve the addition of any limited partners and may also terminate the Telos partnership. Distributions from Telos may be in cash or stock.

     During fiscal 2001, there were no distributions in cash or stock by the Venture Trust to any participating Cadence executive officer or director. Cadence's executive officers deferred compensation payable in 2001 to invest in the Venture Trust as follows: Mr. Bingham, $419,788; Mr. McKeithen, $104,225; and Mr. Porter, $373,101.

     Stock Options. Stock options typically have been granted to executives when the executive joins Cadence, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. The Compensation Committee also grants stock options to executives to provide ongoing incentives. The number of shares subject to each stock option granted is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive's peer group. The iQuantic Survey data was also used for general comparison purposes in determining stock option grants to executives. In fiscal 2001, the Compensation Committee, in its discretion, granted stock options to three of the Named Executive Officers. The stock options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of Cadence's common stock on the date of grant. The stock options have a ten-year term.

     Executive Separation, Release and Consulting Agreements. In fiscal 2001, Cadence entered into Executive Separation, Release and Consulting Agreements with Mr. Barris and Mr. Wiederhold. In accordance with these agreements, payments made to Mr. Barris and Mr. Wiederhold will secure their continued availability for consulting services for a certain period of time, a release of all potential claims against Cadence and certain restrictions on competition with Cadence. See "Employment Contracts, Termination of Employment and Change-in-Control Agreements" for a detailed description of these agreements.

2001 CEO COMPENSATION

     Compensation for the CEO is determined through a process similar to that discussed above for the other executive officers.

     Mr. Bingham's base salary, target bonus, performance objectives and schedule of adjustment to the target bonus were established by the Committee within the first 90 days of fiscal 2001. Mr. Bingham's base salary level and target bonus were based upon the Compensation Committee's discretionary evaluation of a number of factors, including the Radford Survey. For fiscal 2001, the Compensation Committee established Mr. Bingham's base salary at $850,000 and awarded Mr. Bingham a cash bonus of $1,466,250. Mr. Bingham's bonus was determined with reference to the percentage relationship of actual to targeted realization of Cadence's performance objectives, adjusted upwards in recognition of Mr. Bingham's individual performance.

     Mr. Bingham was not awarded any stock option grants during fiscal 2001.

     Mr. Bingham also participated in the Tality Stock Repurchase and Venture Plan described above.

COMPLIANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE OF 1986

     The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended. Section 162(m) limits deductions for certain executive compensation in excess of $1,000,000 in any given year. Certain types of compensation are deductible only if performance criteria are specified in detail and payments are contingent on stockholder approval of the compensation arrangement. Cadence attempts to structure compensation arrangements to achieve deductibility under Section 162(m), unless the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives. The Compensation Committee will continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Compensation Committee is prepared, if it deems appropriate, to enter into compensation arrangements under which payments may not be deductible under Section 162(m). Thus, deductibility will not be the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation. The Compensation Committee believes that all compensation realized in 2001 by the executive officers is deductible under Section 162(m), except for a portion of Mr. Bingham's bonus, which reflects an adjustment for personal performance.

     The foregoing Compensation Committee Report on Executive Compensation will not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that Cadence specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.

                                          COMPENSATION COMMITTEE

                                          John B. Shoven, Chairman
                                          Susan L. Bostrom
                                          George M. Scalise

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee is or ever was a Cadence officer or employee. No member of the Compensation Committee is, or was during 2001, an executive officer of another company whose board of directors has a comparable committee on which one of Cadence's executive officers serves.

                       COMPENSATION OF EXECUTIVE OFFICERS
                            SUMMARY OF COMPENSATION

     The following table shows for fiscal years 1999, 2000 and 2001, compensation awarded or paid to, or earned by, Cadence's six most highly compensated executive officers or former executive officers at December 29, 2001, including Cadence's Chief Executive Officer, referred to in this proxy statement as the Named Executive Officers:

                           SUMMARY COMPENSATION TABLE

                                                                   LONG TERM
                                            ANNUAL               COMPENSATION
                                        COMPENSATION(1)             AWARDS
                                     ---------------------   ---------------------
                                                             NUMBER OF SECURITIES        ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR   SALARY($)   BONUS($)    UNDERLYING OPTIONS(#)   COMPENSATION(2)($)
---------------------------   ----   ---------   ---------   ---------------------   ------------------
H. Raymond Bingham..........  2001    850,032    1,466,250                --                5,100
  President and Chief         2000    700,027    1,225,000           850,000                5,100
  Executive Officer           1999    621,474           --         1,200,000               47,149
Ronald R. Barris(3).........  2001    383,347      403,146                --                2,513
  former Senior Vice          2000    375,014      568,750           100,000                   --
     President,
  Worldwide Services          1999     14,580       50,000           300,000                   --
Kevin Bushby................  2001    448,107      797,702           150,000              102,566
  Executive Vice President,   2000    315,189      601,348           150,000               99,504
  Worldwide Field Operations  1999    281,162      233,021           150,000              295,076
R.L. Smith McKeithen........  2001    349,847      455,602           100,000                5,100
  Senior Vice President,      2000    300,011      262,500            50,000                5,100
  General Counsel and         1999    250,000       93,750           175,000               20,529
  Secretary
William Porter..............  2001    400,015      465,750           100,000                5,100
  Senior Vice President and   2000    350,013      437,500                --                5,100
  Chief Financial Officer     1999    268,505      112,500           400,000               24,985
Robert P. Wiederhold(4).....  2001    350,000      250,000                --                5,100
  former President and Chief  2000    350,012      271,000                --                5,100
  Executive Officer, Tality   1999    281,250      212,500           350,000               40,198
  Corporation

---------------

(1) Includes amounts deferred pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended, Cadence's 1996 Deferred Compensation Venture Investment Plan, Cadence's 1994 Deferred Compensation Plan and the Cadence UK Employee Benefit Trust 2002.

(2) Represents Cadence's contributions to 401(k) savings plan for each executive, except Mr. Bushby. In 2001, also includes for Mr. Bushby, car allowance in the amount of $21,659 and payments in lieu of a United Kingdom pension plan of $80,097. In 2000, includes Mr. Bushby's car allowance in the amount of $22,395 and payments in lieu of a United Kingdom pension plan of $77,109. Does not include Cadence's loan to Mr. Barris for purchase of residence. See "Employment Contracts, Termination of Employment and Change-in-Control Agreements" for a description of the loan to Mr. Barris. In 1999, also includes (i) the value of accrued but unused vacation converted into cash in the amount of $44,349 for Mr. Bingham, $17,729 for Mr. McKeithen, $18,080 for Mr. Porter, and $37,398 for Mr. Wiederhold, (ii) for Mr. Porter, $4,105 comprised of a non-cash bonus and (iii) for Mr. Bushby, a car allowance in the amount of $24,273, payments in lieu of a United Kingdom pension plan of $52,532 and sales commissions of $218,271.

(3) Until November 2001, Mr. Barris served as Senior Vice President, Worldwide Services. Mr. Barris will serve as a part-time Senior Advisor to Cadence through November 2002.

(4) Until July 2000, Mr. Wiederhold served as Senior Vice President of the Worldwide Design Services Group, which became Tality Corporation. Mr. Wiederhold served as President and Chief Executive Officer of Tality until August 31, 2001, and will serve as a part-time consultant to Cadence through September 1, 2002.

                       STOCK OPTION GRANTS AND EXERCISES

     During the fiscal year ending December 29, 2001, Cadence granted options to its executive officers under Cadence's stock option plans. The following tables show, for the fiscal year, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                               INDIVIDUAL GRANTS
                           -------------------------                              POTENTIAL REALIZABLE VALUE
                                         % OF TOTAL                                 AT ASSUMED ANNUAL RATES
                           NUMBER OF      OPTIONS                                       OF STOCK PRICE
                           SECURITIES    GRANTED TO                                      APPRECIATION
                           UNDERLYING   EMPLOYEES IN   EXERCISE OR                    FOR OPTION TERM(1)
                            OPTIONS        FISCAL      BASE PRICE    EXPIRATION   ---------------------------
NAME                       GRANTED(#)       YEAR         ($/SH)         DATE         10%($)         5%($)
----                       ----------   ------------   -----------   ----------   ------------   ------------
H. Raymond Bingham.......        --           --             --             --            --             --
Ronald R. Barris.........        --           --             --             --            --             --
Kevin Bushby.............   150,000         0.88%         19.57      3/23/2011     4,677,236      1,845,649
R.L. Smith McKeithen.....   100,000         0.58%         15.49      9/21/2011     2,467,910        973,843
William Porter...........   100,000         0.58%         19.57      3/23/2011     3,118,157      1,230,432
Robert P. Wiederhold.....        --           --             --             --            --             --

---------------

(1) Calculated on the assumption that the market value of the underlying stock increases at the stated values compounded annually for the term of the option.

(2) These option grants generally vest at the rate of 1/48 of the shares subject to the option each month following the grant date.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND
                         FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES
                              SHARES                       UNDERLYING UNEXERCISED    VALUE OF UNEXERCISED
                            ACQUIRED ON                     OPTIONS AT 12/29/01     IN-THE-MONEY OPTIONS AT
                             EXERCISE     VALUE REALIZED        EXERCISABLE/         12/29/01 EXERCISABLE/
NAME                            (#)           ($)(1)          UNEXERCISABLE(#)        UNEXERCISABLE($)(2)
----                        -----------   --------------   ----------------------   -----------------------
H. Raymond Bingham........     50,000       $1,089,084       1,811,973/625,626      $12,585,386/$4,279,183
Ronald R. Barris..........     12,500          102,281         147,083/240,417           590,773/1,037,820
Kevin Bushby..............     50,000          530,528         246,333/271,667         1,174,394/1,402,490
R.L. Smith McKeithen......     45,000          288,438         335,249/247,501         1,610,496/1,721,816
William Porter............         --               --         361,915/296,085         2,831,171/2,105,205
Robert P. Wiederhold......    370,900        3,105,457          40,432/146,668           327,951/1,695,513

---------------

(1) Value realized is based upon the fair market value of common stock on the date of exercise less the exercise price and does not necessarily indicate that the optionee sold such stock.

(2) The fair market value of common stock at December 29, 2001 ($22.35) less the exercise price for the options.

                EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                        AND CHANGE-IN-CONTROL AGREEMENTS

EMPLOYMENT AGREEMENT WITH H. RAYMOND BINGHAM

     Effective April 26, 1999, Cadence entered into an employment agreement, referred to as the Employment Agreement, with Mr. Bingham, which superseded employment agreements with Mr. Bingham entered into in May 1993 and November 1997. The Employment Agreement provides, among other things, for Mr. Bingham's employment as President and Chief Executive Officer at an initial base salary of $700,000 per year, which the Compensation Committee may increase from time to time. Under the Employment Agreement, Mr. Bingham is also eligible for participation in Cadence's Senior Executive Bonus Plan at an annual target bonus equal to his base salary each year. The Employment Agreement also provided for the grant of a stock option for 850,000 shares of common stock. The option was granted to Mr. Bingham on May 7, 1999. The Employment Agreement also provides for the indemnification of Mr. Bingham in accordance with the terms of the indemnification agreement entered into between Cadence and Mr. Bingham. Additionally, the Employment Agreement provides that Mr. Bingham will receive such benefits as the Board of Directors may, from time to time, determine to provide for Cadence's key executives.

     Under the Employment Agreement, Mr. Bingham's employment by Cadence terminates immediately upon Mr. Bingham's receipt of a written notice of termination by Cadence, upon Cadence's receipt of written notice of termination by Mr. Bingham, or upon Mr. Bingham's permanent disability or death. In the event of termination of his employment other than

     - for "cause", such as Mr. Bingham's gross misconduct, fraud, or material breach,

     - on account of Mr. Bingham's permanent disability, or

     - by Mr. Bingham's voluntary termination for other than "good reason," which term includes an involuntary demotion, an involuntary reduction in compensation (including base compensation, fringe benefits or target bonus) of more than 10%, or an involuntary relocation of more than 30 miles, the Employment Agreement provides that Cadence will pay an amount equal to 180% of one year's base salary and annual target bonus at the time of termination to Mr. Bingham in one lump sum payment. Mr. Bingham would also continue to receive all health, disability and life insurance coverage for a 12 month period after termination of employment. Additionally, all of the unvested options held by Mr. Bingham on the date of such termination that would have vested over the succeeding 30 month period, except any performance-based options, will immediately vest and become exercisable in full. The options will remain exercisable for the period specified in such option agreements.

     Should a change of control in the ownership of Cadence occur, and Mr. Bingham's employment with Cadence is terminated other than

     - for cause,

     - total disability or death, or

     - by a voluntary termination by Mr. Bingham, for other than good reason,

in each case within 13 months after a change in control, then the Employment Agreement provides that (1) Cadence will pay in one lump sum an amount equal to 250% of one year's base salary and annual target bonus for Mr. Bingham at the time of his termination, as in effect immediately prior to such termination, and
(2) all unvested options held by Mr. Bingham on the date of such change in control will immediately vest and become exercisable in full and will remain exercisable for the period specified in such option agreements.

     In the event that the severance and other benefits provided to Mr. Bingham constitute "parachute payments" subject to federal excise tax, then Mr. Bingham's benefits under the change of control provisions of the Employment Agreement will be payable either in full, or as to such lesser amount which would result in no excise tax, whichever amount leaves Mr. Bingham with the greatest amount of benefits on an after-tax basis.

EXECUTIVE SEPARATION AGREEMENT WITH ROBERT P. WIEDERHOLD

     Effective September 8, 2001, Cadence and Tality entered into an Executive Separation, Release and Consulting Agreement with Mr. Wiederhold, referred to as the Wiederhold Separation Agreement. Mr. Wiederhold ceased his full-time employment as President and Chief Executive Officer of Tality on August 31, 2001. From September 1, 2001 through September 1, 2002, Mr. Wiederhold will continue as a part-time employee of Tality, to be available for consulting purposes for no more than 20 hours per week. In consideration for his part-time employment, Mr. Wiederhold will receive a monthly salary of $29,167. Mr. Wiederhold received a bonus for fiscal 2001 of $250,000 paid in February 2002, and will receive a bonus in the amount of $167,000 on or about September 1, 2002, if he remains as a part-time employee until such time. Mr. Wiederhold's employment can only be terminated for "cause" during the part-time employment period, which includes

     - material breach of the Wiederhold Separation Agreement or the employee proprietary information and inventions agreement he entered into with Cadence and Tality,

     - failure to perform duties,

     - any breach of fiduciary duty,

     - any felony involving a crime of dishonesty or

     - causing material damage to Cadence.

If Mr. Wiederhold is terminated without "cause" or his employment terminates as a result of his death or permanent disability, he (or his estate) will receive the same pay and benefits as though his employment had continued through the part-time employment period.

     Mr. Wiederhold's employee benefits will terminate at the end of the part-time employment period. Should a change-of-control in the ownership of Tality occur while Mr. Wiederhold remains a part-time employee, none of his unvested options will vest and become exercisable. Mr. Wiederhold's stock options will terminate in accordance with the stock option agreements under which the stock options were granted, and funds invested in Cadence's deferred compensation plans will be treated in accordance with the plans' terms.

     In return for the payments and benefits provided in the Wiederhold Separation Agreement, Mr. Wiederhold agreed to release Cadence and Tality from any potential claims. Mr. Wiederhold has also agreed not to work for any of Cadence's competitors or obtain more than a one percent equity interest in any entity competing with Cadence during the term of his part-time employment. In addition, Mr. Wiederhold has agreed that he will not solicit any other employees, interfere with any relationships or solicit any business belonging to Cadence or Tality during the term of his employment and belonging to Tality for six months following the termination of his employment.

     The Wiederhold Separation Agreement supersedes the Tality Corporation Employment Agreement entered into by Mr. Wiederhold in July 2000.

EXECUTIVE SEPARATION AGREEMENT WITH RONALD R. BARRIS

     Effective December 11, 2001, Cadence entered into an Executive Separation, Release and Consulting Agreement with Mr. Barris, referred to as the Barris Separation Agreement. Mr. Barris ceased his full-time employment as Senior Vice President, Worldwide Services on November 16, 2001. From November 17, 2001 through November 16, 2002, Mr. Barris will be employed as a part-time Senior Advisor to the President and Chief Executive Officer of Cadence, to be available for consulting purposes for no more than 20 hours per week. In consideration for his part-time employment, Mr. Barris will receive a monthly salary of $2,000.

     Mr. Barris' stock options will continue to be outstanding and vest during Mr. Barris' part-time employment, and will terminate in accordance with the stock option agreements under which the stock options were granted. Funds invested in Cadence's deferred compensation plans will be treated in accordance with the plans' terms, following the termination of Mr. Barris' part-time employment. Mr. Barris will be eligible to participate in Cadence's employee stock purchase plan and 401(k) contribution plan through the end of his part-time employment with Cadence. All other employment benefits terminated November 16, 2001.

     In consideration for certain restrictions described below, Mr. Barris received a bonus in February 2002 in the amount of $403,146, and he will receive $376,000, payable in equal monthly payments beginning December 2001. Mr. Barris will also receive career transition assistance for one year and an audit of his deferral account in the Venture Trust. In consideration for these payments and benefits, Mr. Barris has agreed to release Cadence from any potential claims, and he has also agreed not to work for any of Cadence's competitors during the term of his part-time employment. In addition, Mr. Barris has agreed that he will not solicit any other employees of Cadence, interfere with any of Cadence's relationships or solicit any business belonging to Cadence during the term of his part-time employment and for six months thereafter.

     In September 2000, in connection with Mr. Barris' relocation to California and employment with Cadence, Cadence loaned Mr. Barris $2,803,000 for the purchase of a residence. The loan bears interest at the applicable federal rate and is secured by a first mortgage. Under the terms of a put/call option agreement, Mr. Barris has the right to demand that Cadence purchase the residence from him in exchange for a cash payment of $100,000 and the retirement of the loan upon the termination of his employment. Mr. Barris exercised this right in December 2001, effective May 30, 2002, in connection with the termination of his full-time employment with Cadence. In addition, Cadence will reimburse Mr. Barris approximately $47,234 for the cost of improvements made to the residence.

     The Barris Separation Agreement supersedes Mr. Barris' September 1999 offer letter from Cadence, as well as the executive retention agreement previously entered into with Cadence.

CHANGE-IN-CONTROL AGREEMENTS

     Cadence has entered into a change-in-control agreement with each of Kevin Bushby, R.L. Smith McKeithen and William Porter, referred to in this and the next paragraph as the Executives. A change of control means the occurrence of any of the following:

     - a change in the beneficial ownership of more than 50% of the total voting power of Cadence's then outstanding securities;

     - a change of more than 50% of the Board within a two-year period;

     - a merger or consolidation with another corporation, other than a merger or consolidation which would result in the voting securities of Cadence immediately prior to the merger or consolidation continuing to represent more than 50% of the total voting securities after such merger or consolidation; or

     - the sale or disposition of all or substantially all of Cadence's assets.

If a change in control of the ownership of Cadence occurs and the Executive's employment with Cadence is terminated within 13 months after the change in control other than

     - for cause, such as the Executive's gross misconduct, fraud or improper disclosure or use of confidential business information;

     - Executive's total and permanent disability or death; or

     - by a voluntary termination by the Executive for other than "good reason", which term includes an involuntary relocation of more than 50 miles, a reduction in base salary and target bonus of more than 10% and a material reduction in the Executive's duties and responsibilities, then Cadence will pay to the Executive an amount equal to one year of his base salary at the time of termination in one lump sum payment. Cadence will also pay the Executive's target bonus for the year of termination as in effect immediately prior to such termination. Additionally, all unvested Cadence options held by the Executive on the date of such change in control will immediately vest and become exercisable in full and will remain exercisable for the period specified in such option agreements.

     In the event that any of the severance and other benefits provided to an Executive constitute "excess parachute payments" subject to federal excise tax, then the Executive, in his sole discretion, may elect to reduce the amounts payable under the change-in-control agreement or to have any portion of the applicable options or restricted stock not vest in order to avoid any "excess parachute payment."

                       PERFORMANCE MEASUREMENT COMPARISON

     The following graph shows the total stockholder return of an investment of $100 in cash on December 31, 1994 for:

     - Cadence's common stock,

     - the Standard & Poor's 500 Composite Index (referred to as the S&P 500) and

     - the Standard & Poor's Technology Sector Index.

     All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year.

     This Section is not soliciting material, is not deem filed with the SEC and is not to be incorporated by reference in any filing of Cadence under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

----------------------------------------------------------------------------------------------------
                                                  Cumulative Total Return
----------------------------------------------------------------------------------------------------

                       12/94      12/95     12/96     12/97     12/98     12/99     12/00     12/01
----------------------------------------------------------------------------------------------------
 CADENCE DESIGN
   SYSTEMS, INC.        100      305.45    430.91    534.55    649.09    523.64    600.00    488.73
----------------------------------------------------------------------------------------------------
 S&P 500                100      137.58    169.17    225.61    290.09    351.13    319.16    281.23
----------------------------------------------------------------------------------------------------
 S&P TECHNOLOGY
  SECTOR                100      144.04    204.35    257.67    445.72    780.60    468.75    357.39
----------------------------------------------------------------------------------------------------

                  COMPARISON OF 7 YEAR CUMULATIVE TOTAL RETURN
                      AMONG CADENCE DESIGN SYSTEMS, INC.,
           THE S & P 500 INDEX AND THE S & P TECHNOLOGY SECTOR INDEX
(PERFORMANCE GRAPH)

                                                 CADENCE DESIGN SYSTEMS,
                                                          INC.                       S&P 500              S&P TECHNOLOGY SECTOR
                                                 -----------------------             -------              ---------------------
12/94                                                    100.00                      100.00                      100.00
12/95                                                    305.45                      137.58                      144.04
12/96                                                    430.91                      169.17                      204.35
12/97                                                    534.55                      225.61                      257.67
12/98                                                    649.09                      290.09                      445.72
12/99                                                    523.64                      351.13                      780.60
12/00                                                    600.00                      319.16                      468.75
12/01                                                    488.73                      281.23                      357.39

                              CERTAIN TRANSACTIONS

     All transactions between Cadence and any executive officer or director in fiscal 2001 have been approved by a majority of the disinterested members of the Board of Directors. These transactions are described under "Compensation of Directors," "Employment Contracts, Termination of Employment and
Change-in-Control

Agreements" and in the Compensation Committee Report under "Stock Purchase Program/Tality Stock Repurchase."

INDEMNIFICATION AGREEMENTS

     Cadence's Bylaws provide that Cadence will indemnify its directors, officers and employees to the fullest extent permitted by Delaware General Corporation Law. Cadence's Bylaws also authorize the Board of Directors to cause Cadence to enter into indemnification contracts with its directors, officers and employees and to purchase insurance on behalf of any person it is permitted to indemnify. Pursuant to these Bylaw provisions, Cadence has entered into indemnity agreements with each of its directors and each executive officer, and has purchased insurance on behalf of the directors and executive officers as well.

     Each indemnity agreement provides, among other things, that Cadence will indemnify each such individual to the extent provided in the agreement, for expenses, witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that such individual becomes legally obligated to pay because of any claim or claims made against or by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, to which such individual is or may be made a party by reason of his or her position as a director, officer, employee or other agent of Cadence, and otherwise as may be provided to such individual by Cadence under the non-exclusivity provisions of the Delaware General Corporation Law and Cadence's Bylaws.

                                 OTHER MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of Cadence's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Cadence with copies of all Section 16(a) forms they file.

     To Cadence's knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our officers and directors and greater than ten percent beneficial owners were complied with for our 2001 fiscal year.

STOCKHOLDER PROPOSALS

     From time to time, Cadence stockholders submit proposals that they believe should be voted upon at the annual meeting or nominate persons for election to the Board of Directors. Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, certain stockholder proposals may be eligible for inclusion in Cadence's proxy statement and form of proxy in connection with our 2003 Annual Meeting of Stockholders. Such stockholder proposals must be submitted in writing to the Secretary of Cadence no later than December 6, 2002 in order to be included in the proxy statement and form of proxy relating to Cadence's 2003 Annual Meeting of Stockholders. The submission of a stockholder proposal does not guarantee that it will be included in Cadence's proxy statement and form of proxy.

     Alternatively, under Cadence's Bylaws, any nominations or proposals which the stockholder does not seek to include in Cadence's proxy statement and form of proxy pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be submitted in writing to our Corporate Secretary no later than February 14, 2003, nor earlier than January 15, 2003, and must otherwise satisfy the requirements of Cadence's Bylaws. If the date of the 2003 Annual Meeting of Stockholders changes by more than 30 days from the date of the anniversary of the 2002 Annual Meeting, such stockholder proposals or nominations must be submitted in writing to our Corporate Secretary no later than 10 days following the first public announcement of the date of the meeting. If the stockholder does not also comply with the requirements of Rule 14a-4, Cadence may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination submitted by a stockholder.

OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          R.L. SMITH MCKEITHEN
                                          Secretary

April 5, 2002

     A COPY OF CADENCE'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 29, 2001 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, CADENCE DESIGN SYSTEMS, INC., 2655 SEELY AVENUE, SAN JOSE, CALIFORNIA 95134.

                                                                       EXHIBIT A

                          CADENCE DESIGN SYSTEMS, INC.
                       2001 EMPLOYEE STOCK PURCHASE PLAN

                  ADOPTED BY BOARD OF DIRECTORS JULY 13, 2001
                             TERMINATION DATE: NONE

1.  PURPOSE.

     (a) The Plan was established effective as of July 13, 2001.

     (b) The purpose of the Plan is to provide a means by which Employees of the Company and certain designated Affiliates may be given an opportunity to purchase Shares of the Company.

     (c) The Company, by means of the Plan, seeks to secure and retain the services of new Employees for itself and/or its designated Affiliates and to provide incentives for such persons to exert maximum efforts for the success of the Company and/or such Affiliates.

     (d) The Company intends that the Rights to purchase Shares granted under the Plan be considered options issued under an "employee stock purchase plan," as that term is defined in Section 423(b) of the Code, and will seek shareholder approval of the Plan, in accordance with Section 423(b)(2) of the Code.

2.  DEFINITIONS.

     (a) "Affiliate" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

     (b) "Board" means the Board of Directors of the Company.

     (c) "Code" means the United States Internal Revenue Code of 1986, as amended.

     (d) "Committee" means a committee of the Board appointed by the Board in accordance with subsection 3(c) of the Plan.

     (e) "Company" means Cadence Design Systems, Inc., a Delaware corporation.

     (f) "Director" means a member of the Board.

     (g) "Eligible Employee" means an Employee who meets the requirements set forth in the Offering Memorandum for eligibility to participate in the Offering.

     (h) "Employee" means any person, including Officers and Directors, employed by the Company or an Affiliate of the Company designated for participation in the Plan. Neither service as a Director nor payment of a director's fee shall be sufficient to constitute "employment" by the Company or the Affiliate.

     (i) "Employee Stock Purchase Plan" means a plan that grants rights intended to be options issued under an "employee stock purchase plan," as that term is defined in Section 423(b) of the Code.

     (j) "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

     (k) "Fair Market Value" means the value of a security, as determined in good faith by the Board. If the security is listed on the New York Stock Exchange or any other established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, then, except as otherwise provided in the Offering Memorandum, the Fair Market Value of the security shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or, in the event that the security is traded on more than one such exchange or market, the exchange or market with the greatest volume of trading in the relevant security of the Company) on the trading day occurring on or closest to the relevant determination date, as reported in The Wall Street Journal or such other source as the Board deems reliable, and on the date as determined more precisely in the Offering Memorandum.

     (l) "Non-Employee Director" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

     (m) "Offering" means the grant of Rights to purchase Shares under the Plan to Eligible Employees.

     (n) "Offering Date" means a date selected by the Board for an Offering to commence.

     (o) "Offering Memorandum" means a memorandum describing the terms of the then current or otherwise relevant Offering.

     (p) "Participant" means an Eligible Employee who holds an outstanding Right granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Right granted under the Plan.

     (q) "Plan" means this 2001 Employee Stock Purchase Plan.

     (r) "Purchase Date" means one or more dates established by the Board during an Offering on which Rights granted under the Plan shall be exercised and purchases of Shares carried out in accordance with such Offering.

     (s) "Right" means an option to purchase Shares granted pursuant to the Plan.

     (t) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3 as in effect with respect to the Company at the time discretion is being exercised regarding the Plan.

     (u) "Securities Act" means the United States Securities Act of 1933, as amended.

     (v) "Share" means a share of the common stock of the Company.

3.  ADMINISTRATION.

     (a) The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

     (b) The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i) To determine when and how Rights to purchase Shares shall be granted and the provisions of each Offering of such Rights (which need not be identical).

          (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

          (iii) To construe and interpret the Plan and Rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iv) To amend the Plan as provided in Section 14.

          (v) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

     (c) The Board may delegate administration of the Plan to a Committee of the Board composed of two (2) or more members, all of the members of which Committee may be, in the discretion of the Board, Non-Employee Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two (2) or more Non-Employee Directors any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

4.  SHARES SUBJECT TO THE PLAN.

     (a) Subject to the provisions of Section 13 relating to adjustments upon changes in securities, the Shares that may be sold pursuant to Rights granted under the Plan shall not exceed in the aggregate One Million Seven Hundred Fifty Thousand (1,750,000) Shares. If any Right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such Right shall again become available for the Plan.

     (b) The Shares subject to the Plan may be unissued Shares or Shares that have been bought on the open market at prevailing market prices or otherwise.

5.  GRANT OF RIGHTS; OFFERING.

     (a) The Board may from time to time grant or provide for the grant of Rights to purchase Shares under the Plan to Eligible Employees in an Offering on one or more Offering Dates selected by the Board. All Employees granted Rights under the Plan shall have the same rights and privileges, except that such rights may differ only to the extent permitted under Section 423 of the Code. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirements of
Section 423(b)(5) of the Code that all Employees granted Rights to purchase Shares under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the Offering Memorandum or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 6 through 9, inclusive.

     (b) If a Participant has more than one Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant will be deemed to apply to all of his or her Rights under the Plan, and (ii) an earlier-granted Right (or a Right with a lower exercise price, if two Rights have identical grant dates) will be exercised to the fullest possible extent before a later-granted Right (or a Right with a higher exercise price if two Rights have identical grant dates) will be exercised.

6.  ELIGIBILITY.

     (a) Rights may be granted only to Employees of the Company or to Employees of an Affiliate, as the Board may designate as provided in subsection 3(b). Except as provided in subsection 6(b), an Employee shall not be eligible to be granted Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Affiliate, as the case may be, for such continuous period preceding such grant as the Board may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. Rights shall be granted to all Eligible Employees of any corporation whose Employees are granted any Rights under this Plan by reason of their employment by such corporation, except that there may be excluded Employees (i) whose customary employment is fewer than 20 hours per week (or such lower amount as established in the Offering Memorandum), (ii) whose customary employment is for not more than five months during any calendar year (or such shorter period as established in the Offering

Memorandum), (iii) who have completed less than two years of employment by the Company or Affiliate (or such shorter period as established in the Offering Memorandum), (iv) who are "highly compensated" within the meaning of Section 414(q) or the Code, and (v) who otherwise may be excluded without violating
Section 423 of the Code or other applicable law.

     (b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering Memorandum which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Right under that Offering, which Right shall thereafter be deemed to be a part of that Offering. Such Right shall have the same characteristics as any Rights originally granted under that Offering, as described herein, except that:

          (i) the date on which such Right is granted shall be the "Offering Date" of such Right for all purposes, including determination of the exercise price of such Right;

          (ii) the period of the Offering with respect to such Right shall begin on its Offering Date and end coincident with the end of such Offering; and

          (iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Right under that Offering.

     (c) No Employee shall be eligible for the grant of any Rights under the Plan if, immediately after any such Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subsection 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding rights and options shall be treated as stock owned by such Employee.

     (d) An Eligible Employee may be granted Rights under the Plan only if such Rights, together with any other Rights granted under all Employee Stock Purchase Plans of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such Eligible Employee's rights to purchase Shares or shares of any Affiliate to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of the fair market value of such Shares (determined at the time such Rights are granted) for each calendar year in which such Rights are outstanding at any time. The provisions of Section 423(b)(8) of the Code shall govern the application of this Section 6(d).

7.  RIGHTS; PURCHASE PRICE.

     (a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted the Right to purchase up to the number of Shares purchasable either:

          (i) with a minimum and maximum percentage or percentages designated by the Board (which need not be uniform throughout the Offering, but any fluctuations in such percentages shall be applied equally to all Employees participating in the Offering) not exceeding twenty percent (20%) of such Employee's Earnings (as defined by the Board in each Offering Memorandum) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering, which amount shall, as specified in the Offering Memorandum for that Offering, be (1) withheld, in whole or in part, from such Employee's Earnings during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering Memorandum for that Offering, which date shall be no later than the end of the Offering and/or (2) contributed, in whole or in part, by such Employee during such period; or

          (ii) with a maximum dollar amount designated by the Board that, as the Board determines for a particular Offering, (1) shall be withheld, in whole or in part, from such Employee's Earnings (as defined by the Board in each Offering Memorandum) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the

     Offering, which date shall be no later than the end of the Offering and/or
     (2) shall be contributed, in whole or in part, by such Employee during such period.

     (b) The Board shall establish one or more Purchase Dates during an Offering on which Rights granted under the Plan shall be exercised and purchases of Shares carried out in accordance with such Offering.

     (c) In connection with each Offering made under the Plan, the Board may specify a maximum amount of Shares that may be purchased by any Participant as well as a maximum aggregate amount of Shares that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate amount of Shares which may be purchased by all Participants on any given Purchase Date under the Offering. If the aggregate purchase of Shares upon exercise of Rights granted under the Offering would exceed any such maximum aggregate amount, the Board shall make a pro rata allocation of the Shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable and consistent with the requirements of Section 423 of the Code.

     (d) The purchase price of Shares acquired pursuant to Rights granted under the Plan shall be not less than the lesser of:

          (i) an amount equal to eighty-five percent (85%) of the fair market value of the Shares on the Offering Date; or

          (ii) an amount equal to eighty-five percent (85%) of the fair market value of the Shares on the Purchase Date.

8.  PARTICIPATION; WITHDRAWAL; TERMINATION.

     (a) An Eligible Employee may become a Participant in the Plan pursuant to an Offering by delivering an enrollment form to the Company within the time specified in the Offering Memorandum, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board of such Employee's Earnings during the Offering (as defined in each Offering). The payroll deductions made for each Participant shall be credited to a bookkeeping account for such Participant under the Plan and either may be deposited with the general funds of the Company or may be deposited in a separate account in the name of, and for the benefit of, such Participant with a financial institution designated by the Company. To the extent provided in the Offering, a Participant may reduce (including to zero) or increase such payroll deductions. To the extent provided in the Offering, a Participant may begin such payroll deductions after the beginning of the Offering. A Participant may make additional payments into his or her account only if specifically provided for in the Offering Memorandum and only if the Participant has not already had the maximum permitted amount withheld during the Offering.

     (b) At any time during an Offering, a Participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board in the Offering Memorandum. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire Shares for the Participant) under the Offering, without interest unless otherwise specified in the Offering Memorandum, and such Participant's interest in that Offering shall be automatically terminated. A Participant's withdrawal from an Offering will have no effect upon such Participant's eligibility to participate in any other Offerings under the Plan but such Participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

     (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating Employee's employment with the Company and its designated Affiliates for any reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated Employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire Shares for the terminated

Employee) under the Offering, without interest unless otherwise specified in the Offering Memorandum. If the accumulated payroll deductions have been deposited with the Company's general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with a financial institution as provided in subsection 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering Memorandum.

     (d) Rights granted under the Plan shall not be transferable by a Participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in Section 15 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such Rights are granted.

9.  EXERCISE.

     (a) On each Purchase Date specified in the relevant Offering Memorandum, each Participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of Shares up to the maximum amount of Shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering Memorandum for that Offering. No fractional Shares shall be issued upon the exercise of Rights granted under the Plan unless specifically provided for in the Offering and permitted by law.

     (b) Unless otherwise specifically provided in the Offering Memorandum, the amount, if any, of accumulated payroll deductions remaining in any Participant's account after the purchase of Shares that is equal to the amount required to purchase one or more whole Shares on the final Purchase Date of the Offering shall be distributed in full to the Participant at the end of the Offering, without interest. If the accumulated payroll deductions have been deposited with the Company's general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with a financial institution as provided in subsection 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering Memorandum.

     (c) The amount, if any, of accumulated payroll deductions remaining in any Participant's account after the purchase of Shares that is less than the amount required to purchase one whole Share on the final Purchase Date of the Offering shall be carried forward, without interest, into the next Offering.

     (d) No Rights granted under the Plan may be exercised to any extent unless the Shares to be issued upon such exercise under the Plan (including Rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Shares are not so registered or the Plan is not in such compliance, no Rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Shares are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Shares are not registered and the Plan is not in such compliance, no Rights granted under the Plan or any Offering shall be exercised and all amounts contributed by the Participant during the Offering (reduced to the extent, if any, such deductions have been used to acquire Shares) shall be distributed to the Participants, without interest unless otherwise specified in the Offering Memorandum. If the amounts contributed by the Participant have been deposited with the Company's general funds, then the distribution shall be made from the general funds of the Company, without interest. If the amounts contributed by the Participant have been deposited in a separate account with a financial institution as provided in subsection 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering Memorandum.

10.  COVENANTS OF THE COMPANY.

     (a) During the terms of the Rights granted under the Plan, the Company shall ensure that the amount of Shares required to satisfy such Rights are available.

     (b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell Shares upon exercise of the Rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Shares upon exercise of such Rights unless and until such authority is obtained.

11.  USE OF PROCEEDS FROM SHARES.

     Proceeds from the sale of Shares pursuant to Rights granted under the Plan shall constitute general funds of the Company.

12.  RIGHTS AS A STOCKHOLDER AND EMPLOYEE.

     (a) A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, Shares subject to Rights granted under the Plan unless and until the Participant's Shares acquired upon exercise of Rights under the Plan are recorded in the books of the Company.

     (b) Neither the Plan nor the grant of any Right thereunder shall confer any right on any Employee to remain in the employ of the Company or any Affiliate or restrict the right of the Company or any Affiliate to terminate such Employee's employment.

13.  ADJUSTMENTS UPON CHANGES IN SECURITIES.

     (a) Subject to any required action by the stockholders of the Company, the number of Shares covered by each Right under the Plan that has not yet been exercised and the number of Shares that have been authorized for issuance under the Plan but have not yet been placed under a Right (collectively, the "Reserves"), as well as the price per Share covered by each Right under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split or the payment of stock dividend (but only on the Common Stock) or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to a Right.

     (b) In the event of the proposed dissolution or liquidation of the Company, any and all Offerings shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that the Rights under the Plan shall terminate as of a date fixed by the Board and give each Participant the right to exercise his or her Right. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation or a parent or subsidiary of such successor corporation when the Company is not the surviving corporation, or a reverse merger in which the Company is the surviving corporation but the Shares outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, any and all Offerings shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, and in lieu of assumption or substitution of the Rights, provide that each Participant shall have the right to exercise his or her Right. If the Board makes a Right exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Participant that the Right shall be fully exercisable for a period of twenty
(20) days from the date of such notice (or such other period of time as the Board shall determine), and the Right shall terminate upon the expiration of such period.

     (c) The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share covered by each outstanding Right, in the event that the Company effects one or more reorganizations, recapitalizations, rights offering, or other increases or reductions of outstanding Shares, and in the event of the Company being consolidated with or merged into any other corporation.

14.  AMENDMENT OF THE PLAN.

     (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 relating to adjustments upon changes in securities and except as to minor amendments to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Affiliate, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code, Rule 16b-3 under the Exchange Act or any Nasdaq or other securities exchange listing requirements. Currently under the Code, stockholder approval within twelve (12) months before or after the adoption of the amendment is required where the amendment will:

          (i) Increase the amount of Shares that may be issued under the Plan;

          (ii) Modify the provisions as to eligibility for participation in the Plan to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code; or

          (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code.

     (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Rights granted under it into compliance therewith.

     (c) Rights and obligations under any Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan without the consent of the person to whom such Rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or Rights granted under the Plan comply with the requirements of
Section 423 of the Code.

15.  DESIGNATION OF BENEFICIARY.

     (a) A Participant may file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to the end of an Offering but prior to delivery to the Participant of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death during an Offering.

     (b) The Participant may change such designation of beneficiary at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.  TERMINATION OR SUSPENSION OF THE PLAN.

     (a) The Board in its discretion may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the Shares available for issuance under the Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any Rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan (including any Offering Memorandum) or with the consent of the person to whom such Rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or Rights granted under the Plan comply with the requirements of Section 423 of the Code.

17.  TAX WITHHOLDING AND OTHER TAXES AND CONTRIBUTIONS

     The Company and any Affiliate whose Employees are Eligible Employees shall withhold from each Participant's earnings or other amounts payable to the Participant income tax, social security taxes and other taxes required or, if the Company or such Affiliate so chose, permitted, to be withheld with respect to such amounts under applicable law. The Participant shall be liable for all such amounts. In the event the Company or an Affiliate does not withhold such taxes or a Participant's earnings are insufficient to satisfy such withholding, the Company or an Affiliate shall have the right to effect the sale of such Participant's Shares on behalf of the Participant and pay the proceeds to the Company or to the Affiliate, retain amounts that have been deducted from payroll and would otherwise be used to purchase Shares, withhold such taxes from amounts otherwise due to the Participant, or take any other action that they deem necessary to cause the Participant to fulfill such obligation.

18.  EFFECTIVE DATE OF PLAN.

     The Plan shall become effective upon adoption by the Board.

PROXY                                                                      PROXY

                          CADENCE DESIGN SYSTEMS, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 15, 2002

        The undersigned hereby appoints William Porter and R.L. Smith McKeithen, or either of them, each with power of substitution, to attend and to represent the undersigned at the 2002 Annual Meeting of Stockholders of Cadence Design Systems, Inc., to be held at Cadence Design Systems, Inc., 2655 Seely Avenue, Building 5, San Jose, California, on May 15, 2002 at 1:00 p.m. local time and any continuation or adjournment thereof, and to vote the number of shares of common stock of Cadence the undersigned would be entitled to vote if personally present at the meeting in accordance with the instructions set forth on this proxy card. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CADENCE.

     THE SHARES WILL BE VOTED AS DIRECTED ON THE REVERSE. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE EIGHT NOMINEES FOR ELECTION AND FOR
 PROPOSALS 2 AND 3. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING, PROXIES WILL BE VOTED ON THESE MATTERS AS THE PROXIES NAMED HEREIN MAY
                      DETERMINE IN THEIR SOLE DISCRETION.

                  (Continued and to be signed on reverse side)

                          CADENCE DESIGN SYSTEMS, INC.

            PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE: [X]


1.    Election of Directors.             For   Withhold   For All     2. Approval of Cadence Design   For   Against   Abstain
      Nominees:                          All      All      Except        Systems, Inc. 2001           [ ]      [ ]      [ ]
      01 H. Raymond Bingham              [ ]      [ ]       [ ]          Employee Stock Purchase
      02 Susan L. Bostrom                                                Plan.
      03 Leonard Y.W. Liu
      04 Donald L. Lucas
      05 Alberto Sangiovanni-Vincentelli
      06 George M. Scalise
      07 John B. Shoven
      08 Roger S. Siboni.

      (INSTRUCTION: To withhold authority                             3. Ratification of selection    For   Against   Abstain
      to vote for any individual nominee,                                of KPMG LLP as independent   [ ]      [ ]      [ ]
      mark "FOR ALL EXCEPT" and write the                                auditors of Cadence for
      nominee's number in the space provided                             the fiscal year ending
      below)                                                             December 28, 2002.


        -------------------------------------
        (Except nominees written
        above)


        Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

        The undersigned hereby acknowledges receipt of: (a) Notice of Annual Meeting of Stockholders of Cadence, (b) accompanying Proxy Statement and
        (c) Annual Report on Form 10-K for the fiscal year ended December 29, 2001.

        Dated: _____________, 2002

        Signature(s):

        ----------------------------------------------------

        ----------------------------------------------------
        Please sign exactly as your name appears on your stock certificate.

                        *     FOLD AND DETACH HERE     *

                             YOUR VOTE IS IMPORTANT!

               PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT
                            IN THE ENCLOSED ENVELOPE.